FOR IMMEDIATE RELEASE	Contact: Jerold R. Kassner
August 11, 2010	Swank, Inc.
Taunton, MA 02708
(508) 822-2527

SWANK, INC. REPORTS OPERATING RESULTS AND INCREASED NET SALES
FOR THE QUARTER AND SIX MONTHS ENDED JUNE 30, 2010

NEW YORK, NEW YORK August 11, 2010 -- John Tulin, Chairman of the Board and Chief Executive Officer of SWANK, INC. (OTC: SNKI), today reported operating results and higher net sales for the Company's second quarter and six months ended June 30, 2010.

    Net sales increased 11.0% to $29,420,000 for the quarter ended June 30, 2010 and increased 9.1% to $55,075,000 for the six-month period, in both cases as compared to the same time last year.  The net loss for the quarter was $61,000 or $(.01) per diluted share compared to net income of $401,000 or $.07 per diluted share last year.  For the year to date period, the net loss was $518,000 or ($.09) per diluted share compared to net income of $122,000 or $.02 per diluted share for the corresponding period in 2009.

    The net loss for the six-month period ended June 30, 2010 includes the effects of a previously announced non-recurring pretax charge of $1,492,000 related to inventory losses recorded during the first quarter in connection with the termination of our relationship with Style 365, LLC (“Style 365”), a marketer of women's fashion belts and accessories.  In addition, the year to date net loss reflects an income tax benefit of $538,000 associated with the results of a state income tax audit which was also recorded during the first quarter.

    Commenting on the results for the quarter and six-months ended June 30, 2010, Mr. Tulin said "We made significant progress towards achieving our revenue goals for both the quarter and six-month periods but unfortunately, that success came with a price. Gross profit and selling expenses during the quarter were both impacted by costs associated with our efforts to aggressively develop new businesses while at the same time, manage the growth of existing ones.  Although our net sales increased during both periods, higher merchandise costs and other expenses, including those associated with certain fall sales initiatives, contributed to a decrease in our pretax results.”

    Mr. Tulin continued, “The retail environment remains uncertain but we believe we are well positioned for the upcoming fall and holiday seasons. We have taken an aggressive approach to building market share by capitalizing on our attractive merchandise collections and leveraging our strong portfolio of designer brands. We are very pleased that, in addition to men’s personal leather goods and belts, we have added women’s belts to our Tommy Hilfiger collection. This will enable us to broaden our merchandise collections and expand our relationship with one of the premier companies in the industry. Our balance sheet remains strong giving us the flexibility to take advantage of this and other opportunities we are now exploring for this season and beyond.”

Results for the Second Quarter ended June 30, 2010

    The net loss for the quarter ended June 30, 2010 was $61,000 or $(.01) per diluted share compared to net income of $401,000 or $.07 per diluted share for the corresponding quarter in 2009.

    Net sales for the quarter ended June 30, 2010 increased 11.0% to $29,420,000 compared to $26,501,000 last year. The increase was primarily due to higher gross shipments of our belt and personal leather goods merchandise, offset in part by increases in in-store markdown and cooperative advertising expenses. Belt gross shipments increased substantially during the quarter due to a relatively large order from a new customer as well as increased orders for certain existing private label and licensed merchandise collections.   The increase in personal leather goods net sales was principally associated with higher shipments to certain department and chain store accounts. In-store markdown, promotion and cooperative advertising expenses increased relative to last year to support certain new businesses as well as due to increased promotional activity generally.  Net sales to international customers (including certain

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military accounts) decreased $279,000 or 9.9% during the quarter. The decrease was due primarily to lower shipments of personal leather goods to foreign affiliates of certain of our licensors.

    Included in net sales for the quarters ended June 30, 2010 and 2009, are annual second quarter adjustments to record the variance between customer returns of prior year shipments actually received in the current year and the allowance for customer returns which is established at the end of the preceding fiscal year. This adjustment increased net sales by $782,000 for the quarter ended June 30, 2010, compared to an increase of $668,000 for the comparable period in 2009. The favorable adjustments result from actual returns experience during both the spring 2010 and spring 2009 seasons being better than anticipated compared to the reserves established at December 31, 2009 and December 31, 2008.  The reserves at December 31, 2009 and 2008 were established in consideration of shipments made during the fall 2009 and 2008 seasons, respectively, generally associated with the holiday selling seasons.

    Gross profit for the quarter increased $519,000 or 6.4% but, expressed as a percentage of net sales, declined to 29.4% compared to 30.6% last year. The increase in dollars is mainly attributable to higher net sales. The decrease in gross profit as a percentage of net sales is due to higher product costs as well as expenditures associated with certain fixturing programs and product royalties. Our average markup declined during the quarter due to a less favorable sales mix, particularly for our belt merchandise.

    Included in gross profit for the quarter ended June 30, 2010 and 2009, are annual second quarter adjustments to record the variance between customer returns of prior year shipments actually received in the current year and the allowance for customer returns which was established at the end of the preceding fiscal year. The adjustment to net sales recorded in the second quarter described above resulted in favorable adjustments to gross profit of $547,000 and $440,000 for the quarter and six-month periods ended June 30, 2010 and June 30, 2009, respectively.

    Selling and administrative expenses increased $1,102,000 or 15.0% to $8,460,000 (or 28.8% of net sales) during the quarter compared to $7,358,000 or 27.8% of net sales for last year’s second quarter.

    Selling expenses increased $871,000 or 15.8% to $6,379,000 compared to $5,508,000 for the prior year, and, expressed as a percentage of net sales, were 21.7% this year compared to 20.8% last year.  The increase was primarily due to higher compensation and related expenses as well as increases in freight, travel, and certain other variable sales-related costs including advertising, in-store sales support, and warehouse and distribution expenses.

    Administrative expenses increased $231,000 or 12.5% during the quarter to $2,081,000 from $1,850,000 last year.  Administrative expenses as a percentage of net sales were 7.1% and 7.0% for the quarters ended June 30, 2010 and 2009, respectively. The increase in administrative expenses for the quarter was mainly due to higher professional fees and other corporate expenses.

Results for the Six Months Ended June 30, 2010

    For the six months ended June 30, 2010, the net loss was $518,000 or ($.09) per diluted share compared to net income of $122,000 or $.02 per diluted share for the corresponding period in 2009.

    Net sales for the period increased 9.1% to $55,075,000 compared to $50,472,000 for the corresponding period in 2009. The increase was mainly due to higher gross shipments of belts offset partially by increases in in-store markdown and cooperative advertising expenses. Gross shipments of our personal leather goods merchandise declined during primarily due to decreases in our export business. Belt gross shipments increased during the period due to a relatively large order from a new customer which was shipped during the second quarter as well as to increased orders for certain existing private label and licensed merchandise collections.

SWANK, INC., AUGUST 11, 2010, PAGE 3

    The decrease in net sales of personal leather goods was in large part due to lower export volume, particularly to international affiliates of our licensors. As was the case during the quarter, in-store markdown and cooperative advertising expenses increased during the six-month period relative to the same time last year due to a variety of new business initiatives as well as to increased promotional activity generally.

    Net sales to international customers (including certain military accounts) increased $70,000 or 1.4% during the six-month period.  The increase resulted from higher shipments of our belt merchandise, offset partially by a decrease in personal leather goods volume noted above.

    As discussed above, included in net sales for the six months ended June 30, 2010 and 2009, are annual second quarter adjustments to record the variance between customer returns of prior year shipments actually received in the current year and the allowance for customer returns which was established at the end of the preceding fiscal year. This adjustment increased net sales by $782,000 for the six-month period ended June 30, 2010, compared to an increase of $668,000 for the comparable period in 2009. These favorable adjustments result from actual returns experience during both the spring 2010 and spring 2009 seasons being better than anticipated compared to the reserves established at December 31, 2009 and December 31, 2008.

    Gross profit for the six-month period decreased $201,000 or 1.3% to $15,409,000 compared to $15,610,000 last year. Gross profit as a percentage of net sales decreased to 28.0% from 30.9% last year. The decrease in gross profit resulted primarily from the charge recorded during the first quarter associated with the termination of our relationship with Style 365 as well as from higher merchandise costs and product royalties.  Exclusive of the Style 365 charge, gross profit as a percentage of net sales for the six months ended June 30, 2010 was approximately even with the corresponding period in 2009.

    Selling and administrative expenses during the period were $16,810,000 reflecting an increase of $1,616,000 or 10.6% compared to last year.  As a percentage of net sales, selling and administrative expenses were 30.5% and 30.1% for the six months ended June 30, 2010 and 2009, respectively.

    Selling expenses increased $1,360,000 or 11.9% to $12,755,000 compared to $11,395,000 for the prior year period, and, expressed as a percentage of net sales, were 23.2% this year compared to 22.6% last year. The increase was due to higher compensation and related expenses, freight, travel, and warehouse and distribution costs.  Selling expenses during the period also include costs associated with Style 365 incurred prior to the termination of our relationship.

    Administrative expenses increased $256,000 or 6.7% to $4,055,000 from $3,799,000 last year.  Administrative expenses as a percentage of net sales were 7.4% and 7.5% for the six-months ended June 30, 2010 and 2009, respectively. The increase in administrative expenses for the six month period was due principally to higher compensation and related expenses along with increased professional fees, offset in part by a reduction in bad debt expense.

Forward-Looking Statements

    Certain of the preceding paragraphs contain forward-looking statements, which are based upon current expectations and involve certain risks and uncertainties. Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, readers should note that these statements may be impacted by, and the Company's actual performance and results may vary as a result of, a number of factors including general economic and business conditions, continuing sales patterns, pricing, competition, consumer preferences, and other factors.

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    Swank designs and markets men's jewelry, belts and personal leather goods.  The Company distributes its products to retail outlets throughout the United States and in numerous foreign countries. These

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products, which are known throughout the world, are distributed under the names "Kenneth Cole", "Tommy Hilfiger", “Nautica”, "Geoffrey Beene", "Claiborne", "Guess?", “Tumi”, “Buffalo David Bitton”, “Chaps”, “Donald Trump”, “"Pierre Cardin", “US Polo Association”, and "Swank".  Swank also distributes men's jewelry and leather items to retailers under private labels.

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SWANK, INC., AUGUST 11, 2010, PAGE 5

SWANK, INC.
CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE QUARTERS ENDED JUNE 30, 2010 AND 2009
(Dollars in thousands except share and per share data)
---------------------------------

	2010	2009

Net sales	$ 29,420	$ 26,501

Cost of goods sold	20,784	18,384

Gross profit	8,636	8,117

Selling and administrative expenses	8,460	7,358

Income from operations	176	759

Interest expense	107	95

Income before income taxes	69	664

Income tax provision	130	263

Net income (loss)	$ (61)	$ 401

Share and per share information:
Basic net income (loss) per weighted average common share outstanding	$ (.01)	$ .07
Basic weighted average common shares outstanding	5,675,363	5,681,790
Diluted net income (loss) per weighted average common share outstanding	$ (.01)	$ .07
Diluted weighted average common shares outstanding	5,675,363	5,681,790

SWANK, INC., AUGUST 11, 2010, PAGE 6

SWANK, INC.
CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(Dollars in thousands except share and per share data)
---------------------------------

	2010	2009

Net sales	$ 55,075	$ 50,472

Cost of goods sold	38,174	34,862

Costs associated with termination of Style 365 agreement	1,492	-

Total cost of sales	39,666	34,862

Gross profit	15,409	15,610

Selling and administrative expenses	16,810	15,194

Income (loss) from operations	(1,401)	416

Interest expense	169	214

Income (loss) before income taxes	(1,570)	202

Income tax provision (benefit)	(1,052)	80

Net income (loss)	$ (518)	$ 122

Share and per share information:
Basic net income (loss) per weighted average common share outstanding	$ (.09)	$ .02
Basic weighted average common shares outstanding	5,672,549	5,670,653
Diluted net income (loss) per weighted average common share outstanding	$ (.09)	$ .02
Diluted weighted average common shares outstanding	5,672,549	5,670,653

SWANK, INC., AUGUST 11, 2010, PAGE 7

 SWANK, INC.
CONDENSED BALANCE SHEETS
(Dollars in thousands except share data)

	June 30, 2010		December 31, 2009
ASSETS
Current:
Cash and cash equivalents		$ 806		$ 571
Accounts receivable, less allowances
of $4,460 and $6,137 respectively		19,259		16,324
Inventories, net:
Work in process	827		872
Finished goods	21,314		22,872
		22,141		23,744
Deferred taxes, current		2,132		2,132
Prepaid and other current assets		2,179		1,293

Total current assets		46,517		44,064

Property, plant and equipment, net of
accumulated depreciation		1,127		888
Deferred taxes, noncurrent		2,252		2,252
Other assets		3,226		3,479

Total assets		$ 53,122		$ 50,683

LIABILITIES
Current:
Note payable to bank		$ 8,314		$ -
Current portion of long-term obligations		449		497
Accounts payable		5,169		9,456
Accrued employee compensation		751		2,016
Accrued royalties		1,067		1,132
Other current liabilities		1,506		1,566

Total current liabilities		17,256		14,667

Long-term obligations		6,652		6,432

Total liabilities		23,908		21,099

STOCKHOLDERS’ EQUITY
Preferred stock, par value $1.00:
Authorized - 1,000,000 shares		-		-
Common stock, par value $.10:
Authorized - 43,000,000 shares:
Issued -- 6,429,095 shares and 6,418,789 shares, respectively		643		642
Capital in excess of par value		2,478		2,322
Retained earnings		28,738		29,256
Accumulated other comprehensive (loss), net of tax		(493)		(493)
Treasury stock, at cost, 755,185 shares and 752,489 shares, respectively		(2,152)		(2,143)

Total stockholders' equity		29,214		29,584

Total liabilities and stockholders' equity		$ 53,122		$ 50,683